Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 2, 2009, is among EDDIE BAUER HOLDINGS, INC., a Delaware corporation (the “Company”), and the holders of warrants to purchase shares of the Company’s Common Stock (as defined below) listed on Schedule A to the Warrant Agreement (as defined below) (along with their permitted transferees, the “Holders”).

W I T N E S S E T H:

WHEREAS, to induce the lenders under the Amended and Restated Term Loan Agreement, dated as of June 21, 2005, and amended and restated as of April 4, 2007 (the “Loan Agreement”), among the Company, Eddie Bauer, Inc., the several lenders party thereto, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent, to enter into a First Amendment to the Loan Agreement (the “First Amendment”) on the date hereof, the Company has agreed to issue warrants to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

WHEREAS, the Company and the Holders have agreed to set forth herein the terms of certain agreements relating to, among other things, the registration rights of the Holders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REGISTRATION RIGHTS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information relating to a significant transaction, which disclosure (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) would, in the good faith judgment of the Company’s Board of Directors, adversely affect the Company’s ability to complete such significant transaction or upon the terms on which such significant transaction could be completed.

“Advice” has the meaning assigned to such term in Section 1.11 hereof.

“Common Stock” has the meaning assigned in the recitals hereof.

“Company” has the meaning assigned in the introductory paragraph hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“First Amendment” has the meaning assigned in the recitals hereof.

“Holder” has the meaning assigned in the introductory paragraph hereof.

“Initiating Holders” has the meaning assigned thereto in Section 1.2(a) hereof.

“Loan Agreement” has the meaning assigned in the recitals hereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and, if such registration statement or document is not automatically effective, the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Securities” means any securities of the Company acquired by the Holders from time to time upon exercise of the Warrants and any other shares of the Company’s Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities (because of stock splits, stock dividends, reclassifications, recapitalizations, exchange offers, mergers, consolidations or similar events); provided, however, that the foregoing definition shall exclude in all cases any securities that (i) are effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such securities, (ii) have been transferred pursuant to Rule 144 (assuming exercise pursuant to Section 2.1(d)(ii) of the Warrant Agreement), (iii) may be resold without registration under Rule 144 or (iv) are no longer beneficially owned by any Holder.

“Registration Statement” means one or more registration statements registering the resale of Registrable Securities, or such other registration statements filed by the Company under the Securities Act, including the prospectuses, amendments and supplements to such registration statements, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statements.

“Representatives” has the meaning assigned thereto in Section 1.9(a) hereof.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Suspension” has the meaning assigned thereto in Section 1.2(f) hereof.

“Underwritten Offering” means a registration under this Agreement in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Violations” has the meaning assigned thereto in Section 1.9(a) hereof.

“Warrant Agreement” means the Warrant Agreement, dated as of the date hereof, among the Company and the Holders.

“Warrants” means the warrants issued under the Warrant Agreement.

Section 1.2 Request for Registration.

(a) If the Company shall receive a written request from a Holder or Holders of not less than a majority of the then outstanding Registrable Securities (the “Initiating Holders”) that the Company file a Registration Statement under the Securities Act registering the resale of all or part of such Holders’ Registrable Securities, the Company will promptly give written notice of such requested registration to all other Holders of Registrable Securities, and thereupon the Company will use its commercially reasonable efforts to file with the SEC as soon as reasonably practicable following such demand request (but in no event later than the date that is ninety (90) days after the demand request) a Registration Statement. If such Registration Statement is not automatically effective upon filing, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible (but in no event later than the date that is ninety (90) days after the initial filing of the Registration Statement). The Company shall include in such Registration Statement the Registrable Securities which the Company has been so requested to register by the Initiating Holders and all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof within thirty (30) days after the giving of such written notice by the Company. The Company shall only be required to effect one (1) registration in respect of each series of Warrants pursuant to this Section 1.2.

(b) A registration requested pursuant to this Section 1.2 shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective; provided, however, that if a Registration Statement with respect to a registration request does not become effective solely because of the Initiating Holders’ refusal to proceed, then, unless such Initiating Holders reimburse the Company for all expenses incurred in connection with such Registration Statement, such registration shall be deemed to have been effected by the Company at the request of the Initiating Holders.

(c) Subject to Section 1.12, the Company shall use its commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 1.2 continuously effective for a period of one year after the date the Registration Statement first becomes effective. In the event the Company shall give any notice pursuant to Section 1.2(f) or Section 1.4(d), the time period mentioned in this Section 1.2(c) during which the required Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.2(f) or Section 1.4(d) to and including the date when each Holder covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.4(f) or shall have otherwise been notified by the Company that the Suspension has been lifted.

(d) Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by an officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be significantly detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore advisable to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the written request of the Initiating Holders.

(e) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days after the effective date of, a Registration Statement subject to Section 1.3 hereof.

(f) If the filing of the Registration Statement or the continued effectiveness of the Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay filing the Registration Statement or suspend use of the Registration Statement (in either case, a “Suspension”); provided, however, the Company shall not be permitted to exercise a Suspension (i) more than twice during any twelve (12) month period, (ii) for a period exceeding forty-five (45) days on any one occasion, or (iii) for an aggregate period exceeding ninety (90) days in any twelve (12) month period. In the case of a Suspension, the notice required above shall request the Holders to suspend any sale or purchase, or offer to sell or purchase, the Registrable Securities, and to suspend use of the prospectus related to the registration in connection with any such sale or purchase or offer to sell or purchase. The Company shall promptly notify the holders upon the termination of any Suspension, and amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the prospectus as so amended or supplemented as the Holders may reasonably request.

Section 1.3 Company Registration.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of a Registration Statement (including, but not limited to, a Registration Statement relating to secondary offerings of securities of the Company, but excluding (i) Registration Statements relating solely to benefit plans or other compensation awards for employees or other service providers, or debt securities, (ii) Registration Statements solely with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act, (iii) Registration Statements relating solely to a primary offering by the Company and (iv) a registration on any registration form that does not permit secondary sales), and such notice shall describe the proposed registration and distribution.

(b) Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. The Company shall afford each such Holder an opportunity to include in such Registration Statement all or part of the Registrable Securities held by such Holder.

(c) If the Registration Statement is to be filed in connection with an Underwritten Offering, all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities to be included in a Registration Statement under this Section 1.3 to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(d) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of its request to withdraw prior to the filing of the Registration Statement.

(e) In connection with any Underwritten Offering by the Company of its Common Stock pursuant to which a Holder is entitled to include its Registrable Securities pursuant to this Section 1.3, such Holder, if requested in good faith by the Company and the managing underwriter of the Underwritten Offering, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company held by such Holder (except for any securities sold pursuant to such Registration Statement) or enter into any hedging transaction relating to any equity securities of the Company for a period not to exceed ninety (90) days following the effective date of the applicable Registration Statement as agreed to by such parties; provided, however, that the Company’s directors, executive officers and all other selling stockholders participating in such registration agree to such restrictions. For purposes of this Section 1.3, “hedging transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any equity security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Section 1.4 Obligations of the Company. Whenever required under Article I to effect the registration of any Registrable Securities, the Company will use its commercially reasonable efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the period provided for in this Agreement.

(b) Promptly prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period provided for in this Agreement.

(c) Promptly furnish to each Holder of Registrable Securities such numbers of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of: (i) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq or each securities exchange on which similar securities issued by the Company are then listed.

(f) If there has occurred any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, the Company will use its commercially reasonable efforts to prepare and furnish to each Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) In the event of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts to promptly obtain the withdrawal of such order.

(h) Cooperate with each seller of Registrable Securities and its counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(i) Use its commercially reasonable efforts to register or qualify such Registrable Securities under such other state securities or blue sky laws as the selling Holders selling such Registrable Securities reasonably request and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such

Holder and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction).

(j) Take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder’s Registrable Securities.

Section 1.6 Expenses of Registration. Subject to Section 1.2(b), the Company shall bear all expenses, other than underwriting discounts and commissions, incurred by the Company in connection with registrations, filings or qualifications of Registrable Securities pursuant to Article I, including, without limitation, all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company and any other person or entity retained by the Company. Subject to Section 1.2(b), the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company’s employees performing legal or accounting duties), the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted and the reasonable legal expenses of one counsel on behalf of the Holders (which legal expenses shall not exceed an aggregate of $25,000).

Section 1.7 Underwriting Requirements. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents reasonably required under the terms of such underwriting arrangements.

Section 1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 1.9 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Article I:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and its general or limited partners, officers, directors, members and employees (collectively, the “Representatives”), each underwriter, if any, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the

Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act; and the Company will pay to each such Holder, Representative, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) unless the Company shall have failed to pay the legal or other expenses as incurred in accordance with the foregoing provision, nor shall the Company be liable to any Holder, Representative, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, Representative, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, its Representatives, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. The obligation of each Holder to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities under such Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent that the indemnifying party has been prejudiced thereby.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Article I, and otherwise.

Section 1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article I may be transferred or assigned by a Holder provided that (i) the transfer or assignment of underlying Warrants and Registrable Securities complies with the Warrant Agreement (including Section 5.6 thereof); (ii) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (iii) such transferee or assignee agrees in writing to be subject to all restrictions set forth in this Agreement as though it were a Holder and shall thereafter be deemed to be a Holder for all purposes of this Agreement; and (iv) such transfer or assignment shall be effective only if and to the extent immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is not eligible to be made without any conditions under Rule 144.

Section 1.11 Additional Covenants. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.2(f) or Section 1.4(d) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.4(f) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus and, if requested by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. Each Holder further agrees not to utilize any material other than the applicable current prospectus in connection with the offering of Registrable Securities pursuant to this Agreement.

Section 1.12 Termination of Registration Rights. All registration rights granted under this Agreement with respect to a Holder shall terminate and be of no further force and effect (i) as to any particular Holder, when such Holder no longer beneficially owns any Registrable Securities and (ii) in all respects on the first to occur of (A) April 1, 2014, (B) the date on which no Registrable Securities are outstanding, (C) the closing date of any Fundamental Transaction (as defined in the Warrant Agreement) and (D) the date on which the entire principal amount of the Loans (as defined in the Loan Agreement), together with all accrued and unpaid interest thereon, are paid in full.

Section 1.13 Current Public Information. The Company will use commercially reasonable efforts to enable the Holders to sell Registrable Securities pursuant to Rule 144.

ARTICLE II

MISCELLANEOUS

Section 2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the Company and the Holders of not less than a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and its permitted successors and assigns.

Section 2.3 Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, electronic mail, a recognized overnight delivery service, or first class registered or certified mail, return receipt requested, postage prepaid, addressed: if to a Holder, at the address listed on Schedule A to the Warrant Agreement or the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 2.3, and if to the Company, as follows:

Company:	Eddie Bauer Holdings, Inc.
10401 NE 8th Street, Suite 500
Bellevue, WA 98004
Attention: General Counsel
Telephone: (425) 755-6544
Telecopier: (425) 755-7671
Email: freya.brier@eddiebauer.com

Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight express delivery service, on the next business day after deposit with such service; (c) if sent first class or certified mail, return receipt requested, postage prepaid, on the fifth day after being deposited in the mail; and (d) if by telecopier or electronic mail, on the next business day of transmission if also confirmed by mail in the manner provided in this Section 2.3.

Section 2.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 2.5 Jurisdiction; Consent to Service of Process.

(a) Each party hereto irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court in the Borough of Manhattan in the City of New York or, to the extent permitted by law, federal court; (iii) waives, to the fullest extent it may legally and effectively do so, (A) any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (B) any defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 2.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; provided that notice of the use of any such alternative means of service shall be provided to each affected party in the manner provided in Section 2.3.

Section 2.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO (A) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT; (B) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.6.

Section 2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 2.8 Entire Agreement. This Agreement and the documents and agreements referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede any and all other written or oral agreements existing between the parties hereto, which agreements are expressly canceled.

Section 2.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Page Follows)

The parties hereto have executed this Registration Rights Agreement as of the date first written above.

EDDIE BAUER HOLDINGS, INC.

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.
Title:	President and CEO